PROSPECTUS
                               Develocap, Inc.
                         180 Pineridge Drive
                        Bainbridge, GA 39817-8261
                        Telephone: ((219) 246-6060

      2004 Non-Statutory Stock Option Plan, dated January 27, 2004
                Shares of Common Stock, $.001 Par Value

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This Prospectus relates to the Develocap, Inc. 2004 Non-Statutory Stock
Option Plan, dated January 27, 2004 (the "Stock Option Plan"), pursuant to which officers, directors, attorneys, consultants, other advisors and other employees of Develocap, Inc. (the "Company") and its Affiliates are eligible to receive shares of Common Stock of the Company (the "Stock Option Shares") in consideration for their past services. Participants in the Stock Option Plan may make payment for the Stock Option Shares either (i) in cash, represented by bank or cashier's check, certified check or money order (ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital-raising transaction, (iii) by delivering shares of the Company's Common Stock which have been beneficially owned by the optionee, the optionee's spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock") in a number equal to the number of Stock Option Shares being purchased upon exercise of the Option or (iv) by delivery of shares of corporate stock which are freely tradeable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the Stock Option Shares being purchased under the Option, or (v) a combination of cash, services, Delivered Stock or other corporate shares.

Since the sale of any securities of the Company by "affiliates" of the Company may not be made without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom (such as that provided by Rule 144 thereunder), the Company plans to advise those participants in the Stock Option Plan who may be "affiliates" of the Company, as such term is defined in Rule 144, (the Company and such participants not so conceding) that any such sales by participants who are not "affiliates" of the Company may be effected without compliance with the registration and prospectus delivery requirements of the Act.

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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
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           The date of this Prospectus is June 18, 2004





A copy of any document or part thereof incorporated by reference in the Registration Statement or any other documents required to be delivered to participants pursuant to Rule 428(b) of the Securities Act but not delivered with this Prospectus will be furnished without charge upon written request. Requests should be addressed to: 2004 Non-Statutory Stock Option Plan, Develocap, Inc., 180 Pineridge Drive, Bainbridge, GA 39817-8261, telephone 219-246-6060.

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files, reports and other information with the Securities and Exchange Commission. The reports and other information filed by the Company can be inspected at the public reference facilities maintained by the Commission in Washington, D.C., 450 Fifth Street, Washington, D.C. 20549; the Midwest Regional Office, Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511; the Pacific Regional Office, 5670 Wilshire Blvd., 11th Floor, Los Angeles, California 90036-3648; and the New York Office, 233 Broadway, New York, New York 10279. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. Additionally, our SEC filings are available to the public via the internet at the SEC's website at www.sec.gov.

No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.





                           TABLE OF CONTENTS

The Company                                                        13
General Information Regarding the 2004 Non-Statutory
Stock Option Plan                                                 15
  The Employers                                                   15
  Purposes                                                        15
  Period of Stock Option Plan                                     15
  Administration 15
  Reorganizations and Recapitalizations of the Company            15
Securities To Be Offered                                          16
Eligible Participants                                             17
Purchase of Securities Pursuant To The Stock Option Plan          17
  Consideration for Shares Issued Under the Stock Option Plan     17
  Exercise Period and Termination                                 18
  Option Price                                                    18
  Transferability                                                 18
Assignability                                                     19
Amendments                                                        19
Tax Effects of Stock Option Plan Participation                    20
  Tax Treatment to the Participants                               20
  Federal Income Tax Treatment of Nonqualified Stock Options      20
Restrictions of Resale Of Common Stock                            20
Legal Matters                                                     21
Indemnification of Officers And Directors                         21
Incorporation of Certain Documents By Reference                   22
Further Information                                               22

Exhibit A - 2004 Non-Statutory Stick Option Plan dated January 27, 2004





                              The Company

Develocap, Inc. intends to be a closed-end management investment company following our filing of a notice of election to be regulated as a business development company under the Investment Company Act of 1940. We were incorporated on January 23, 2004 and have not conducted any operations to date. We have been organized to provide investors with the opportunity to participate with a modest amount in venture capital investments that are generally not available to the public and that typically require substantially larger financial commitments. In addition, we will provide professional management and administration that might otherwise be unavailable to investors if they were to engage
directly in venture capital investing.   We have decided to be
regulated as a business development company under the 1940 Act, and will operate as a non-diversified company as that term is defined in
Section 5(b)(2) of the 1940 Act.

As a business development company, we are required to invest at least 70 percent of our total assets in qualifying assets, which, generally, are securities of private companies or securities of public companies whose securities are not eligible for purchase on margin (which includes many companies with thinly traded securities that are quoted in the pink sheets or the NASD Electronic Quotation Service). We must also offer to provide significant managerial assistance to these portfolio companies. Qualifying assets may also include:

     cash

     cash equivalents,

     U.S. Government securities, or

     high-quality debt investments maturing in one year of less from the date of investment.

We may invest a portion of the remaining 30 percent of our total assets in debt and/or equity securities of companies that may be larger than target portfolio companies.


Nature of a BDC

The 1940 Act defines a BDC as a closed-end management investment company that provides small businesses that qualify as an eligible portfolio company with investment capital and also significant
managerial assistance.   A BDC is required under the 1940 Act to invest
at least 70 percent of its total assets in qualifying assets consisting of:

     eligible portfolio companies as defined in the 1940 Act and certain other assets including cash and cash equivalents.

An eligible portfolio company generally is a United States company that is not an investment company and that:

     does not have a class of securities registered on an exchange or included in the Federal Reserve Board's over-the-counter margin list;



     is actively controlled by a BDC and has an affiliate of a BDC on its board of directors; or

     meets such other criteria as may be established by the SEC.

Control under the 1940 Act is presumed to exist where a BDC owns more than 25 percent of the outstanding voting securities of the eligible portfolio company.

An example of an eligible portfolio company is a new start up company or a privately owned company that has not yet gone public by selling its shares in the open market and has not applied for having its shares listed on a nationally recognized exchange such as the NYSE, the American Stock Exchange, or the National Association of Securities
Dealers' Automated Quotation System, National Market System.   An
eligible portfolio company can also be one which is subject to filing, has filed, or has recently emerged from reorganization protection under Chapter 11 of the Bankruptcy Act.

A BDC may invest the remaining 30 percent of its total assets in non-qualifying assets, including companies that are not eligible portfolio
companies.   The foregoing percentages will be determined, in the case
of financings in which a BDC commits to provide financing prior to funding the commitment, by the amount of the BDC's total assets represented by the value of the maximum amount of securities to be issued by the borrower or lessee to the BDC pursuant to such commitment.

As a BDC, we must invest at least 70 percent of our total assets in qualifying assets.


Strategy

We will have significant relative flexibility in selecting and
structuring our investments.   We will not be subject to many of the
regulatory limitations that govern traditional lending institutions
such as banks.   We will seek to structure our investments so as to
take into account the uncertain and potentially variable financial
performance of our portfolio companies.   This should enable our
portfolio companies to retain access to committed capital at different stages in their development and eliminate some of the uncertainty
surrounding their capital allocation decisions.   We will calculate
rates of return on invested capital based on a combination of up-front commitment fees, current and deferred interest rates and residual values, which may take the form of common stock, warrants, equity
appreciation rights or future contract payments.   We believe that this
flexible approach to structuring investments will facilitate positive, long-term relationships with our portfolio companies and enable us to
become a preferred source of capital to them.   We also believe our
approach should enable debt financing to develop into a viable alternative capital source for funding the growth of target companies that wish to avoid the dilutive effects of equity financings for existing equity holders.

For further and more specific information regarding the Company's business activities and proposed activities reference is herewith made to the Company's: (i) Form 10-SB as amended to date, and in particular (but not limited to) Part I, Item 1 "Description of Business" thereof ; and (ii) any '34 Exchange Act filings with the SEC.




 General Information Regarding The 2004 Non-Statutory Stock Option Plan

The Employers.     The Company has its principal executive offices
located at 180 Pineridge Drive, Bainbridge, GA, Telephone: (219) 246-
6060.

Purposes.     The Stock Option Plan was adopted by the Board of
Directors of the Company on January 27, 2004 and subsequently approved by the consent of the requisite shareholders on January 27, 2004 and is intended as an employment incentive, to aid in attracting and retaining in the employ or service of the Company and any Affiliated Corporation, persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company.

Period of Stock Option Plan.     The Stock Option Plan shall expire on
January 26, 2014 except as to Nonqualified Stock Options then outstanding, which shall remain in effect until they have expired or been exercised.

Administration.   The Company's Board of Directors ("Board") may
appoint and maintain as administrator of the Stock Option Plan, the Compensation Committee (the "Committee") of the Board which shall consist of at least three members of the Board. Until such time as the Committee is duly constituted, the Board itself shall have and fulfill the duties herein allocated to the Committee. The Committee shall have full power and authority to designate Stock Option Plan participants, to determine the provisions and terms of respective Options (which need not be identical as to number of shares covered by any Option, the method of exercise as related to exercise in whole or in installments, or otherwise, including the Option price) and to interpret the provisions and supervise the administration of the Stock Option Plan. The Committee may, in its discretion, provide that certain Options not vest (that is, become exercisable) until expiration of a certain period after issuance or until other conditions are satisfied, so long as not contrary to the Stock Option Plan.

A majority of the members of the Committee shall constitute a quorum. All decisions and selections made by the Committee pursuant to the Stock Option Plan's provisions shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it deems advisable. If at any time the Board shall consist of seven or more members, then the Board may amend the Stock Option Plan to provide that the Committee shall consist only of Board members who shall not have been eligible to participate in the Stock Option Plan (or similar stock or stock option plan) of the Company or its affiliates at any time within one year prior to appointment to the Committee.

Reorganizations and Recapitalizations of the Company

(a) The existence of the Stock Option Plan and Options granted thereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the


Company's Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale, exchange or transfer of all or any part of its assets or business, or any other corporation act or proceeding, whether of a similar character or otherwise.

(b) The Stock Option Shares are shares of the Common Stock of the Company as currently constituted. If, and whenever, prior to delivery by the Company of all of the Stock Option Shares which are subject to Options granted thereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, a stock split, combination of shares (reverse stock split) or recapitalization or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefore in money, services or property, then the number of Stock Option Shares available under the Stock Option Plan and the number of Stock Option Shares with respect to which Options granted thereunder may thereafter be exercised shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

(c) If the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, there shall be substituted for the Stock Option Shares subject to the unexercised portions of outstanding Options an appropriate number of shares of each class of stock or other securities which were distributed to the shareholders of the Company in respect of such Stock Option Shares in the case of a reorganization, merger, consolidation or plan of exchange; provided, however, that all such Options may be canceled by the Company as of the effective date of a reorganization, merger, consolidation, plan of exchange, or any dissolution or liquidation of the Company, by giving notice to each optionee or his personal representative of its intention to do so and by permitting the purchase of all the shares subject to such outstanding Options for a period of not less than thirty (30) days during the sixty (60) days next preceding such effective date.

(d) Except as expressly provided above, the Company's issuance of Stock Option Shares of any class, or securities convertible into Stock Option Shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into Stock Option Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Stock Option Shares subject to Options granted thereunder or the purchase price of such shares.

A copy of the Stock Option Plan is attached hereto as Exhibit A.


                       Securities To Be Offered

Subject to adjustment, a total of Twenty Million (20,000,000) shares of Common Stock ("Stock"), of the Company shall be subject to the Stock Option Plan. The Common Stock subject to the Stock Option Plan shall consist of un-issued shares or previously issued shares reacquired and held by the Company or any Affiliated Corporation, and such amount of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of the Stock Option Plan shall cease to be reserved for the purpose of the Stock Option Plan, but until termination of the Stock Option Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Stock Option Plan. Should any Option expire or be canceled prior to its exercise in full, the unexercised shares theretofore subject to such Option may again be subjected to an Option under the Stock Option Plan.

On January 27, 2004, the Board of Directors adopted and stockholders approved the Stock Option Plan and authorized the issuance of up to 20,000,000 Common Shares to be subject to the Stock Option Plan.


                        Eligible Participants

The persons eligible for participation in the Stock Option Plan as recipients of Options shall include full-time and part-time employees (as determined by the Committee) and officers of the Company or of an Affiliated Corporation. In addition, directors of the Company or any Affiliated Corporation who are not employees of the Company or an Affiliated Corporation and any attorney, consultant or other adviser to the Company or any Affiliated Corporation shall be eligible to participate in the Stock Option Plan. For all purposes of the Stock Option Plan, any director who is not also a common law employee and is granted an option under the Stock Option Plan shall be considered an "employee" until the effective date of the director's resignation or removal from the Board of Directors, including removal due to death or disability. The Committee shall have full power to designate, from among eligible individuals, the persons to whom Options may be granted. A person who has been granted an Option thereunder may be granted an additional Option or Options, if the Committee shall so determine. The granting of an Option shall not be construed as a contract of employment or as entitling the recipient thereof to any rights of continued employment.


       Purchase Of Securities Pursuant To The Stock Option Plan
                   And Payment For Securities Offered

Consideration for Shares Issued Under the Stock Option Plan.     The
purchase price of the Stock Option Shares as to which an Option is exercised shall be paid in full at the time of exercise and no Stock Option Shares shall be issued until full payment is made therefore. Payment shall be made either (i) in cash, represented by bank or cashier's check, certified check or money order (ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital-raising transaction, (iii) by delivering shares of the Company's Common Stock which have been beneficially owned by the optionee, the optionee's spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock") in a number equal to the number of Stock Option Shares being purchased upon exercise of the Option or (iv) by delivery of shares of corporate stock which are freely tradeable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the Stock Option Shares being purchased under the Option, or (v) a combination of cash, services, Delivered Stock or other corporate shares. An Option shall be deemed exercised when written notice thereof, accompanied by the appropriate payment in full, is received by the Company. No holder of an Option shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Stock Option Shares purchasable upon exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to him or her.

Exercise Period and Termination.     The nonqualified stock options
exercise period shall be a term of not more than ten (10) years from the date of granting of each nonqualified stock option and shall automatically terminate:

    i. Upon termination of the optionee's employment with the Company for cause;

    ii. At the expiration of twelve (12) months from the date of termination of the optionee's employment with the Company for any reason other than death, without cause; provided, that if the optionee dies within such twelve-month period, sub-clause (iii) below shall apply; or

    iii. At the expiration of fifteen (15) months after the date of death of the optionee.

Employment with the Company as used in the Stock Option Plan shall include employment with any Affiliated Corporation and nonqualified stock options granted under the Stock Option Plan shall not be affected by an employee's transfer of employment among the Company and any Parent or Subsidiary thereof. An optionee's employment with the Company shall not be deemed interrupted or terminated by a bona fide leave of absence (such as sabbatical leave or employment by the Government) duly approved, military leave, maternity leave or sick leave.

Option Price. The Stock Option Plan provides that the option price with respect to each option will not be less than Ten (10 percent) percent of the fair market value of such share on the date the option is granted. The fair market value of a share on a particular date shall be deemed to be the average of either (i) the highest and lowest prices at which shares were sold on the date of grant, if traded on a national securities exchange, (ii) the high and low prices reported in the consolidated reporting system, if traded on a "last sale reported" system, such as NASDAQ, or (iii) the high bid and high asked price for over-the-counter securities. If no transactions in the stock occur on the date of grant, the fair market value shall be determined as of the next earliest day for which reports or quotations are available. If the common shares are not then quoted on any exchange or in any quotation medium at the time the option is granted, then the Board of Directors or Committee will use its discretion in selecting a good faith value believed to represent fair market value based on factors then known to them.

Transferability.

(a) Options granted under the Stock Option Plan are transferable by the holder (a) by will or the laws of descent and distribution and (b) to the extent permitted by Form S-8 as amended April 7, 1999. If a participant dies during employment or within three months thereafter, the option granted to him may be exercised by his legal representative to the extent set forth therein until either the expiration of the option or within one year after the date of death, whichever comes first.



(b) Notwithstanding anything to the contrary as may be contained in this Plan regarding rights as to transferability or lack thereof, all options granted hereunder may and shall be transferable to the extent permitted in accordance with SEC Release No. 33-7646 entitled "Registration of Securities on Form S-8" as effective April 7, 1999 and in particular in accordance with that portion of such Release which expands Form S-8 to include stock option exercise by family members so that the rules governing the use of Form S-8 (a) do not impede legitimate intra family transfer of options and (b) may facilitate transfer for estate planning purposes - all as more specifically defined in Article III, Sections A and B thereto, the contents of which are herewith incorporated by reference.


                              Assignability

No Option shall be assignable or otherwise transferable (by the optionee or otherwise) except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999 and in particular that portion thereof which expands upon transferability as is contained in Article III entitled "Transferable Options and Proxy Reporting" as indicated in Section A 1 through 4 inclusive and Section B thereof. No Option shall be pledged or hypothecated in any manner, whether by operation of law or otherwise, nor be subject to execution, attachment or similar process.


                               Amendments

The Board may amend, alter or discontinue the Stock Option Plan at any time in such respects as it shall deem advisable in order to conform to any change in any other applicable law, or in order to comply with the provisions of any rule or regulation of the Securities and Exchange Commission required to exempt the Stock Option Plan or any Options granted thereunder from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or in any other respect not inconsistent with Section 16(b) of the Exchange Act; provided, that no amendment or alteration shall be made which would impair the rights of any participant under any Option theretofore granted, without his consent (unless made solely to conform such Option to, and necessary because of, changes in the foregoing laws, rules or regulations), and except that no amendment or alteration shall be made without the approval of shareholders which would:

(a) Decrease the Option price provided for in Paragraph 5 (except as provided in Paragraph 9), or change the classes of persons eligible to participate in the Stock Option Plan as provided in Paragraph 3; or

(b)  Extend the Option period provided for in Paragraph 6; or

(c) Materially increase the benefits accruing to participants under the Stock Option Plan; or

(d) Materially modify the requirements as to eligibility for participation in the Stock Option Plan; or

(e) Extend the expiration date of the Stock Option Plan as set forth in Paragraph 11 of the Stock Option Plan.




             Tax Effects Of Stock Option Plan Participation

Tax Treatment to the Participants.     The Stock Option Plan provides
for the grant of nonqualified stock options. A description of these options and certain federal income tax aspects associated therewith is set forth below. Because tax results may vary due to individual circumstances, each participant in the Stock Option Plan is urged to consult his personal tax adviser with respect to the tax consequences of the exercise of an option or the sale of stock received upon the exercise thereof, especially with respect to the effect of state tax laws.

Federal Income Tax Treatment of Nonqualified Stock Options.     No
income is recognized by an optionee when a non-qualified stock option is granted. Except as described below, upon exercise of a nonqualified stock option, an optionee is treated as having received ordinary income at the time of exercise in an amount equal to the difference between the option price paid and the then fair market value of the Common Stock acquired. The Company is entitled to a deduction at the same time and in a corresponding amount. The optionee's basis in the Common Stock acquired upon exercise of a nonqualified stock option is equal to the option price plus the amount of ordinary income recognized, and any gain or loss thereafter recognized upon disposition of the Common Stock is treated as capital gain or loss.

Stock acquired by "insiders' (i.e., officers, directors or persons holding 10 percent or more of the stock of the Company who are subject to the restrictions on short-swing trading imposed by Section 16(b) of the Securities Exchange Act of 1934) upon exercise of nonqualified stock options constitutes "restricted property" and, unless the optionee elects otherwise, the recognition of income upon exercise is deferred to the date upon which the stock acquired upon exercise may first be sold without incurring Section 16(b) liability (generally six months after exercise). If such an optionee does not elect to recognize income upon exercise, the insider will realize ordinary income in an amount equal to the difference between the option price and the fair market value on the date the stock may first be sold without incurring Section 16(b) liability.


                Restrictions On Resale Of Common Stock

While the Stock Option Plan does not place restrictions on re-sales of Common Stock acquired thereunder, shares acquired under the Stock Option Plan by an "affiliate," as that term is defined in Rule 405, under the Securities Act of 1933, may only be resold pursuant to the registration requirements of the Act, Rule 144 or another applicable exemption therefrom. Generally, sales of securities, including Common Stock of the Company, are subject to antifraud provisions contained in federal and state securities laws. Acquisitions (including acquisitions under the Stock Option Plan) and dispositions of Common Stock of the Company by an officer, director or affiliate of the Company within any six month period may give rise to the right of the Company to recapture any profit from such transactions pursuant to
Section 16(b) of the Securities Exchange Act of 1934.

It is advisable for a participant to consult with legal counsel concerning the securities law implications of his exercise of options and his acquisition or disposition of shares of Common Stock under the Stock Option Plan.




                            Legal Matters

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Jody M. Walker, Attorney At Law, Centennial, Colorado 80122.


               Indemnification Of Officers And Directors

Section 78 of the Nevada Revised Statutes contains certain provisions relating to the indemnification of officers and directors.
Additionally, Article "XI" of the Registrant's Articles of
Incorporation reads as follows:

"XI": The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended.

The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the directors' or officers' acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Develocap has been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the1933 Act
and is, therefore, unenforceable.   In the event that a claim for
indemnification against these types of liabilities, other than the payment by it of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, Develocap will submit the question of whether indemnification by it is against public policy to an appropriate court and will be governed by the final adjudication of the case.




            Incorporation Of Certain Documents By Reference

The following documents are incorporated by reference in the registration statement:

(a)  The Registrant's Form 10-SB Registration Statement as filed March
1, 2004.

(b) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since becoming subject to '34 Act reporting requirements; and

(c)  Not Applicable.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


                          Further Information

A Registration Statement on Form S-8 was filed by the Company with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933. This Prospectus omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities to which this Prospectus relates. Statements herein contained concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.